AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  ADVISOR CLASS

         THIS AMENDMENT NO. 6 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 30th day of July, 1999, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997, September 30, 1997, June 30, 1998, November 13, 1998 and February 16, 1999 (the "Plan"); and

         WHEREAS, American Century Capital Portfolios, Inc., has added a series, the Large Cap Value Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Mutual Funds, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and this Amendment No. 6.

         4. In the event of a conflict between the terms of this Amendment No.6 and the Plan, it is the intention of the parties that the terms of this Amendment No. 6 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 6 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 as of the date first above written.

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                                    BY: /s/ David C. Tucker
                                        David C. Tucker
                                        Vice President of each of the Issuers





                                   SCHEDULE A

                      SERIES OFFERING ADVISOR CLASS SHARES

FUND                                                         DATE PLAN ADOPTED
----                                                         -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>    Equity Income Fund                                     September 3, 1996
>>    Value Fund                                             September 3, 1996
>>    Real Estate Fund                                       June 13, 1997
>>    Small Cap Value Fund                                   June 30, 1998
>>    Large Cap Value Fund                                   July 30, 1999

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>    Balanced Fund                                          September 3, 1996
>>    Growth Fund                                            September 3, 1996
>>    Heritage Fund                                          September 3, 1996
>>    Intermediate-Term Bond Fund                            September 3, 1996
>>    Limited-Term Bond Fund                                 September 3, 1996
>>    Bond Fund                                              September 3, 1996
>>    Select Fund                                            September 3, 1996
>>    Ultra Fund                                             September 3, 1996
>>    Vista Fund                                             September 3, 1996
>>    High-Yield Fund                                        September 20, 1997
>>    Tax-Managed Value Fund                                 February 26, 1999

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>    Strategic Allocation: Aggressive Fund                  September 3, 1996
>>    Strategic Allocation: Conservative Fund                September 3, 1996
>>    Strategic Allocation: Moderate Fund                    September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>    International Growth Fund                              September 3, 1996
>>    International Discovery Fund                           September 3, 1996
>>    Emerging Markets Fund                                  September 3, 1996
>>    Global Growth Fund                                     December 1, 1998